August 9, 2012

Salles, Sainz - Grant Thornton,  S.C.

Periférico Sur 4348

Col. Jardines del Pedregal

04500, México, D.F.

T +52 55 5424 6500

F +52 55 5424 6501 www.ssgt.com.mx

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:

EURASIA DESIGN, INC. File No. 000-54499

Dear Sir or Madam:

We have read the disclosures concerning our firm in the Item 4.01 of Form 8-K of EURASIA DESIGN, INC. dated July 3, 2012. We believe it should be amended as follows.

Disclosures in Item 4.01 indicate that our firm Salles, Sainz – Grant Thornton, S.C. was engaged as the registrant’s independent registered public accounting firm commencing July 3,

2012, for the fiscal year ended December 31, 2012.

At no time before the Form 8-K was filed did Salles, Sainz – Grant Thornton, S.C. receive any notification or request to pursue this engagement as independent registered public accounting firm of EURASIA DESIGN, INC., and we did not accept such an appointment as disclosed by the registrant as having occurred on July 3, 2012.

Very truly yours

/s/ SALLES, SAINZ – GRANT THORNTON,

S.C. Rogelio Avalos - Partner